Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Contacts:
Satya Kumar, Investor Relations, phone: 510-572-1615, e-mail: investor.relations@lamresearch.com
Lam Research Corporation Reports Financial Results for the Quarter Ended September 24, 2017
FREMONT, Calif., October 17, 2017 - Lam Research Corp. (Nasdaq: LRCX) today announced financial results for the quarter ended September 24, 2017 (the “September 2017 quarter”).
Highlights for the September 2017 quarter were as follows:

•	Shipments of $2.38 billion and revenue of $2.48 billion.

•	U.S. GAAP gross margin of 46.4%, U.S. GAAP operating margin of 28.0%, and U.S. GAAP diluted EPS of $3.21.

•	Non-GAAP gross margin of 47.2%, non-GAAP operating margin of 29.6%, and non-GAAP diluted EPS of $3.46.
Key Financial Data for the Quarters Ended
September 24, 2017 and June 25, 2017
(in thousands, except per-share data, percentages, and basis points)

U.S. GAAP
	September 2017	June 2017	Change Q/Q
Shipments	$2,381,565	$2,542,664	- 6%
Revenue	$2,478,140	$2,344,907	+ 6%
Gross margin as percentage of revenue	46.4%	45.6%	+ 80 bps
Operating margin as percentage of revenue	28.0%	25.9%	+ 210 bps
Diluted EPS	$3.21	$2.82	+ 14%

Non-GAAP
	September 2017	June 2017	Change Q/Q
Shipments	$2,381,565	$2,542,664	- 6%
Revenue	$2,478,140	$2,344,907	+ 6%
Gross margin as percentage of revenue	47.2%	46.5%	+ 70 bps
Operating margin as percentage of revenue	29.6%	27.7%	+ 190 bps
Diluted EPS	$3.46	$3.11	+ 11%
U.S. GAAP Financial Results
For the September 2017 quarter, revenue was $2,478 million, gross margin was $1,149 million, or 46.4% of revenue, operating expenses were $456 million, operating margin was 28.0% of revenue, and net income was $591 million, or $3.21 per diluted share on a U.S. GAAP basis. This compares to revenue of $2,345 million, gross margin of $1,069 million, or 45.6% of revenue, operating expenses of $461 million, operating margin of 25.9% of revenue, and net income of $526 million, or $2.82 per diluted share, for the quarter ended June 25, 2017 (the “June 2017 quarter”).
Non-GAAP Financial Results
For the September 2017 quarter, non-GAAP gross margin was $1,171 million or 47.2% of revenue, non-GAAP operating expenses were $438 million, non-GAAP operating margin was 29.6% of revenue, and non-GAAP net income was $628 million, or $3.46 per diluted share. This compares to non-GAAP gross margin of $1,090 million or 46.5% of revenue, non-GAAP operating expenses of $440 million, non-GAAP operating margin of 27.7% of revenue, and non-GAAP net income of $566 million, or $3.11 per diluted share for the June 2017 quarter.
“Lam delivered another record quarter for revenue and non-GAAP income in September and our positive momentum continues, with calendar year shipments on track to grow nearly double the rate of 2017 industry growth,” said Martin Anstice, Lam Research’s President and Chief Executive Officer. “The foundation of silicon in an economy that is increasingly data driven, combined with disciplined investment and more diversified demand drivers, points to sustainable semiconductor industry capital spending. Lam’s differentiated products and services are increasingly relevant to the success of our customers, and that remains a core element of our strategic focus. For more than five years, we have consistently reported outperformance and this track record, combined with our commitment to invest in our future with a focus on disruptive technologies and enabling roadmaps, sets the stage for what we see as a very exciting future for the company.”

Balance Sheet and Cash Flow Results
Cash and cash equivalents, short-term investments, and restricted cash and investments balances increased slightly to $6.4 billion at the end of the September 2017 quarter compared to $6.3 billion at the end of the June 2017 quarter. Cash flows from operating activities during the September 2017 quarter of $858 million were primarily utilized for approximately $155 million of share repurchases, including net share settlement on employee stock-based compensation; approximately $302 million of principal payments on debt, primarily related to our convertible notes; approximately $73 million of dividends paid to stockholders; approximately $60 million of capital expenditures; and approximately $116 million related to a business acquisition.

Deferred revenue at the end of the September 2017 quarter decreased to $938 million as compared to $966 million at the end of the June 2017 quarter. Deferred profit at the end of the September 2017 quarter decreased to $598 million as compared to $608 million at the end of the June 2017 quarter. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The estimated future revenue from shipments to Japanese customers was approximately $344 million as of September 24, 2017 and $397 million as of June 25, 2017.
Geographic Distribution
The geographic distribution of shipments and revenue during the September 2017 quarter is shown in the following table:

Region	Shipments	Revenue
Korea	38%	38%
Japan	19%	20%
Taiwan	15%	14%
China	10%	14%
United States	8%	6%
Southeast Asia	5%	5%
Europe	5%	3%
Outlook
For the December 2017 quarter, Lam is providing the following guidance:

	U.S. GAAP			Reconciling Items		Non-GAAP
Shipments	$2.60 Billion	+/-	$100 Million	—		$2.60 Billion	+/-	$100 Million
Revenue	$2.55 Billion	+/-	$100 Million	—		$2.55 Billion	+/-	$100 Million
Gross margin	46.6%	+/-	1%	$23	Million	47.5%	+/-	1%
Operating margin	28.4%	+/-	1%	$41	Million	30.0%	+/-	1%
Net income per diluted share	$3.40	+/-	$0.12	$38	Million	$3.65	+/-	$0.12
Diluted share count	184 Million			2	Million	182 Million
The information provided above is only an estimate of what the Company believes is realizable as of the date of this release, and does not incorporate the potential impact of any business combinations, asset acquisitions, divestitures, balance sheet valuation adjustments, financing arrangements, other investments, or other significant transactions that may be completed after the date of this release. U.S. GAAP to non-GAAP reconciling items provided include only those items that are known and can be estimated as of the date of this release. Actual results will vary from this model and the variations may be material. Reconciling items included above are as follows:

•	Gross margin - amortization related to intangible assets acquired through business combinations, $22 million; business process reengineering, $1 million; totaling $23 million.

•	Operating margin - amortization related to intangible assets acquired through business combinations, $39 million; business process reengineering, $2 million; totaling $41 million.

•
Earnings per share - amortization related to intangible assets acquired though business combinations, $39 million; business process reengineering, $2 million; amortization of note discounts, $4 million; and associated tax benefit for non-GAAP items ($7 million); totaling $38 million.

•	Diluted share count - impact of a note hedge issued contemporaneously with the convertible notes due 2018, 2 million shares.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the September 2017 and June 2017 quarters exclude amortization related to intangible assets acquired through business combinations, costs associated with business process reengineering, the amortization of note discounts, tax benefit of non-GAAP items, and income tax benefit on the conclusion of tax matters related to a prior business combination. Additionally, the September 2017 quarter non-GAAP results exclude acquisition costs associated with a business combination.
Management uses non-GAAP gross margin, operating expense, operating income, operating margin, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s website at http://investor.lamresearch.com .
Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to; the estimated future revenue from shipments to Japanese customers; our revenue, industry, performance and general outlooks, and their drivers; our future strategic relevance to customers; our vision of the Company's future; technology demand trends; the legal and business factors that may affect our future tax rate; and our guidance for shipments, revenue, gross margin, operating margin, net income or earnings per diluted share, and diluted share count. Some factors that may affect these forward-looking statements include: business conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; and the actions of our customers and competitors may be inconsistent with our expectations, as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10-K for the fiscal year ended June 25, 2017. These uncertainties and changes could materially affect the forward looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this release.
About Lam Research
Lam Research Corp. is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. As a trusted, collaborative partner to the world’s leading semiconductor companies, we combine superior systems engineering capability, technology leadership, and unwavering commitment to customer success to accelerate innovation through enhanced device performance. In fact, today, nearly every advanced chip is built with Lam technology. Lam Research (Nasdaq: LRCX) is a FORTUNE 500® company headquartered in Fremont, Calif., with operations around the globe. Learn more at www.lamresearch.com. (LRCX-F)

Consolidated Financial Tables Follow.
 ###

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended
	September 24, 2017	June 25, 2017	September 25, 2016
Revenue	$2,478,140	$2,344,907	$1,632,419
Cost of goods sold	1,328,797	1,275,946	916,222
Gross margin	1,149,343	1,068,961	716,197
Gross margin as a percent of revenue	46.4%	45.6%	43.9%
Research and development	275,078	285,712	235,240
Selling, general and administrative	181,043	175,310	165,010
Total operating expenses	456,121	461,022	400,250
Operating income	693,222	607,939	315,947
Operating income as a percent of revenue	28.0%	25.9%	19.4%
Other expense, net	(5,502)	(4,444)	(23,154)
Income before income taxes	687,720	603,495	292,793
Income tax expense	(97,030)	(77,071)	(28,958)
Net income	$590,690	$526,424	$263,835
Net income per share:
Basic	$3.64	$3.25	$1.64
Diluted	$3.21	$2.82	$1.47
Number of shares used in per share calculations:
Basic	162,141	162,213	160,607
Diluted	183,880	186,427	180,017
Cash dividend declared per common share	$0.45	$0.45	$0.30

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 24, 2017	June 25, 2017	September 25, 2016
	(unaudited)	(1)	(unaudited)
ASSETS
Cash and cash equivalents	$2,406,462	$2,377,534	$5,861,701
Investments	3,775,925	3,663,628	1,352,775
Accounts receivable, net	1,530,762	1,673,398	1,290,317
Inventories	1,328,297	1,232,916	931,581
Other current assets	187,334	195,022	162,628
Total current assets	9,228,780	9,142,498	9,599,002
Property and equipment, net	745,600	685,595	649,587
Restricted cash and investments	256,045	256,205	255,640
Goodwill and intangible assets	1,904,389	1,796,668	1,912,431
Other assets	263,812	241,799	219,702
Total assets	$12,398,626	$12,122,765	$12,636,362
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of convertible notes and capital leases	$639,907	$908,439	$952,999
Other current liabilities	2,148,724	2,041,676	1,533,253
Total current liabilities	2,788,631	2,950,115	2,486,252
Long-term debt and capital leases	1,793,477	1,784,974	3,378,179
Income taxes payable	129,611	120,178	241,671
Other long-term liabilities	278,733	280,186	142,910
Total liabilities	4,990,452	5,135,453	6,249,012
Temporary equity, convertible notes	136,996	169,861	202,467
Stockholders’ equity (2)	7,271,178	6,817,451	6,184,883
Total liabilities and stockholders’ equity	$12,398,626	$12,122,765	$12,636,362

(1)	Derived from audited financial statements.
(2)	Common shares issued and outstanding were 162,144 as of September 24, 2017, 161,723 as of June 25, 2017, and 161,706 as of September 25, 2016.

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended
	September 24, 2017	June 25, 2017	September 25, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$590,690	$526,424	$263,835
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,142	79,036	74,562
Deferred income taxes	43,204	35,069	7,633
Equity-based compensation expense	41,783	43,802	38,595
Amortization of note discounts and issuance costs	4,588	6,114	6,830
Other, net	6,569	8,151	16,807
Changes in operating assets and liabilities	92,330	30,676	64,962
Net cash provided by operating activities	858,306	729,272	473,224
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(60,064)	(34,811)	(41,979)
Business acquisitions, net of cash acquired	(115,613)	—	—
Net (purchase) sale of available-for-sale securities	(117,774)	93,858	431,750
Transfers of restricted cash and investments	160	(48)	(5,219)
Other, net	(10,600)	103	(7,800)
Net cash (used for) provided by investing activities	(303,891)	59,102	376,752
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations and payments for debt issuance costs	(301,727)	(2,445)	(371)
Excess tax benefit on equity-based compensation plans	—	38,635	—
Treasury stock purchases	(155,385)	(525,778)	(1,854)
Dividends paid	(72,738)	(73,709)	(48,052)
Reissuance of treasury stock related to employee stock purchase plan	—	23,120	19,320
Proceeds from issuance of common stock	1,042	369	1,459
Other, net	4	(1)	(10)
Net cash used for financing activities	(528,804)	(539,809)	(29,508)
Effect of exchange rate changes on cash and cash equivalents	3,317	399	1,911
Net increase in cash and cash equivalents	28,928	248,964	822,379
Cash and cash equivalents at beginning of period	2,377,534	2,128,570	5,039,322
Cash and cash equivalents at end of period	$2,406,462	$2,377,534	$5,861,701

Non-GAAP Financial Summary
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	September 24, 2017	June 25, 2017
Revenue	$2,478,140	$2,344,907
Gross margin	$1,170,905	$1,090,211
Gross margin as percentage of revenue	47.2%	46.5%
Operating expenses	$438,056	$440,126
Operating income	$732,849	$650,085
Operating margin as a percentage of revenue	29.6%	27.7%
Net income	$627,754	$565,518
Net income per diluted share	$3.46	$3.11
Shares used in per share calculation - diluted	181,412	182,093
Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and U.S. GAAP number of dilutive shares to Non-GAAP number of dilutive shares
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 24, 2017	June 25, 2017
U.S. GAAP net income	$590,690	$526,424
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations - cost of goods sold	21,562	21,250
Amortization related to intangible assets acquired through certain business combinations - selling, general and administrative	16,413	16,083
Costs associated with business process reengineering - selling, general and administrative	716	4,813
Business combination acquisition-related costs - selling, general and administrative	936	—
Amortization of note discounts - other expense, net	4,104	5,631
Net income tax benefit on non-GAAP items	(6,114)	(5,697)
Income tax benefit on conclusion of certain tax matters	(553)	(2,986)
Non-GAAP net income	$627,754	$565,518
Non-GAAP net income per diluted share	$3.46	$3.11
U.S. GAAP number of shares used for per diluted share calculation	183,880	186,427
Effect of convertible note hedge	(2,468)	(4,334)
Non-GAAP number of shares used for per diluted share calculation	181,412	182,093

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income
(in thousands, except percentages)
(unaudited)

	Three Months Ended
	September 24, 2017	June 25, 2017
U.S. GAAP gross margin	$1,149,343	$1,068,961
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	21,562	21,250
Non-GAAP gross margin	$1,170,905	$1,090,211
U.S. GAAP gross margin as a percentage of revenue	46.4%	45.6%
Non-GAAP gross margin as a percentage of revenue	47.2%	46.5%
U.S. GAAP operating expenses	$456,121	$461,022
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	(16,413)	(16,083)
Costs associated with business process reengineering	(716)	(4,813)
Business combination acquisition-related costs	(936)	—
Non-GAAP operating expenses	$438,056	$440,126
Non-GAAP operating income	$732,849	$650,085
U.S. GAAP operating margin as percent of revenue	28.0%	25.9%
Non-GAAP operating margin as a percent of revenue	29.6%	27.7%